Spruce Power Reports Second Quarter 2026 Results

Operating income up 10% year-over-year in the second quarter
Net income attributable to stockholders of $3.3 million
Record Operating EBITDA of $26.5 million
$81.5 million of cash, $4.24 per share

HOUSTON, TEXAS (August 12, 2026) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce”, "Spruce Power" or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Business Highlights

•Delivered a solid financial performance, achieving operating income of $9.8 million for the quarter compared to $8.9 million in the second quarter of 2025
•Net income attributable to stockholders of $3.3 million for the quarter compared to net loss attributable to stockholders of $3.0 million for the year-earlier period
•Net income attributable to stockholders of $0.6 million for the first half of 2026 compared to net loss attributable to stockholders of $18.2 million for the year-earlier-period
•Revenues of $30.3 million in the quarter, down from second quarter 2025 revenues of $33.3 million
•SG&A expenses down 26% compared to the year-earlier period
•Total operating expenses down 16% compared to the year-earlier period
•Net cash used in operations of $3.2 million for the quarter compared to $2.3 million in the year-earlier period
•Operating EBITDA up 7% year-over-year in the second quarter, and up 21% in the first half of 2026 compared to the year-earlier period, driven by continued cost management
•Adjusted Cash Flow generated in Operations of $4.8 million for the second quarter of 2026
•Ended the second quarter with $81.5 million of cash and cash equivalents and restricted cash, or $4.24 per share
•Continued to reduce leverage, paying down $7.9 million of debt principal in the second quarter of 2026

Management Commentary and Outlook

Chris Hayes, Chief Executive Officer, commented:

"Our second quarter 2026 results demonstrate the power of our ongoing focus on a lean operating model and the structural efficiencies we established late last year. Spruce delivered operating income of $9.8 million, up from $8.9 million in the prior-year period, generating net income attributable to stockholders of $3.3 million.

The structural cost reductions implemented last fall continue to yield significant results, fueling a 21% decrease in core operating expenses this quarter. The sustained cost containment drove a 7% year-over-year increase in Operating EBITDA, proving that our streamlined platform can drive profitability regardless of top-line fluctuations.

We also made strong progress on our capital allocation priorities, generating $4.8 million in Adjusted Cash Flow from Operations and paying down $7.9 million of debt principal during the quarter. We ended Q2 with $81.5 million of cash and cash equivalents and restricted cash, or $4.24 per share. We believe our current liquidity, combined with our ongoing debt reduction, will help us maintain flexibility as we continue to pursue a broader portfolio refinancing.

With expanding profitability, fundamental cost reductions embedded across our business, and a solid balance sheet, we believe Spruce is well positioned to convert our long-term contracted cash flows into sustainable shareholder value throughout the second half of 2026."

Consolidated Financial Results

Revenues totaled $30.3 million for the second quarter of 2026, compared with $33.3 million for the second quarter of 2025. Revenues for the second quarter are down slightly due to lower revenues from Solar Renewable Energy Credits and Performance Based Incentives.

Total operating expenses were $20.6 million for the second quarter of 2026, compared to
$24.4 million for the second quarter of 2025. The year-over-year decline in operating expense is attributed primarily to a decrease in SG&A expenses and ongoing cost management efforts implemented in the third quarter of 2025.

Core Operating Expenses, which includes both SG&A expenses and O&M expenses was $13.8 million in the aggregate for the second quarter of 2026, down from $17.4 million in the year-earlier period. This includes $11.3 million of SG&A expenses and O&M expenses of $2.5 million in the second quarter of 2026, down from SG&A expense of $15.2 million and up from O&M expense of $2.2 million for the second quarter of 2025.

The decreases in both total operating expenses and Core Operating Expenses were primarily attributable to lower year-over-year SG&A costs due to headcount reduction implemented in the third quarter of 2025.

Net income attributable to stockholders was $3.3 million, or $0.15 diluted earnings per share for the second quarter of 2026, compared to net loss of $3.0 million or $0.17 diluted loss per share for the second quarter of 2025.

Balance Sheet and Liquidity

Total principal amount of outstanding debt as of June 30, 2026, decreased to $679.5 million with a blended interest rate of 6.2%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself. Non-recourse debt is incurred at the project level and does not impact the Company’s unrestricted cash on hand balance.

Total cash and cash equivalents and restricted cash as of June 30, 2026, was $81.5 million, or $4.24 per share, including cash and cash equivalents of $44.7 million and restricted cash of $36.9 million. Per-share amount is based on 19,249,671 shares issued and outstanding as of June 30, 2026.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for its shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment and shareholder return initiatives.

The Company's gross portfolio value (on a PV6 basis as defined below) was $802.0 million as of June 30, 2026.

During the second quarter of 2026, Spruce repurchased no shares of common stock. There was $42.0 million remaining under the Company's authorized $50.0 million common share repurchase program as of June 30, 2026.

Key Operating Metrics

As of June 30, 2026, Spruce owned cash flows from approximately 83,000 home solar assets and customer contracts across 18 U.S. States with an average remaining contract life of approximately 10 years. In addition, the Company services approximately 60,000 third-party owned home solar systems as of June 30, 2026.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its second quarter 2026 financial results and business outlook at 4:30 p.m. Eastern Time August 12, 2026. The conference call can be accessed live over the telephone by dialing (833) 461-5787 and referencing Conference ID 833224795. Alternatively, the call can be accessed via a live webcast accessible at https://events.q4inc.com/attendee/833224795.

A replay will be available shortly after the call and can be accessed at https://events.q4inc.com/attendee/833224795. The replay will be available until August 27, 2026.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 83,000 home solar assets and customer contracts across the United States. For additional information, please visit www.sprucepower.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are characterized by the use of certain words or phrases (and their derivatives) such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based upon our current plans and strategies, management’s assumptions and expectations about future events, and market conditions and reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this release. Forward-looking statements in this release may include, without limitation, statements made in Mr. Hayes’ quotations, statements regarding contracted portfolio value and renewal portfolio value, potential future acquisitions, potential future repurchases under the stock repurchase program, the impacts of the Company’s O&M initiatives and operational enhancements and the Company's ability to sustain cost reductions, the Company’s expected key revenue drivers, expectations with respect to Spruce PRO and its potential partnerships, expectations with respect to refinancing outstanding debt, and the Company's prospects for long-term growth in revenues, business cash inflows, earnings and Operating EBITDA. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee that any repurchases will be completed or as to the number of shares that may be purchased. There can be no assurance that actual future results, performance or achievements of, or trends affecting, us will not differ materially from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from historical results or the forward-looking statements contained herein, including but not limited to: uncertainties relating to the solar energy industry and the risk that sufficient additional demand for home solar energy systems may not develop or take longer to develop than we anticipate; disruptions to our solar monitoring systems, which could negatively impact our revenues and increase our expenses; warranties provided by the manufacturers of equipment for our assets and maintenance obligations may be inadequate to protect us; the solar energy systems we own or may acquire may have a limited operating history and may not perform as we expect, including as a result of unsuitable solar and meteorological conditions; problems with performance of our solar energy systems may cause us to incur expenses, may lower the value of our solar energy systems, and may damage our market reputation; the ability to identify and complete future acquisitions or strategic relationships and the ability to integrate strategic acquisitions; the ability to develop and market new products and services; changes in, and our compliance with, laws and regulations affecting our business; the highly competitive nature of the Company’s business and markets; the ability to manage our growth effectively or grow by expanding our market penetration or acquiring additional home solar portfolios; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims or other claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services, including due to tariffs or trade restrictions; developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings; a material reduction in the retail price of traditional utility generated electricity, electricity from other sources or renewable energy credits; we may require additional financing to support the development of our business and implementation of our growth strategy; we are subject to risks relating to our outstanding debt, including risks relating to rising interest rates and the risk that we may not have sufficient cash flow to pay or refinance our debt and to continue as a going concern; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; cybersecurity risks; the loss or transition of key employees or senior management or the Company’s inability to attract and retain qualified personnel; the risk that the Company may identify material weaknesses in its internal control over financial reporting, or fail to maintain an effective system of internal control over financial reporting; general economic, financial, legal, political and business conditions, supply chain constraints and changes in domestic and foreign markets; the availability of capital and additional financing; economic conditions, including market interest rates, inflation, recessionary conditions and U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; governmental investigations, litigation, complaints, other claims, or adverse publicity, which may cause us to incur significant expense, hinder execution of business and growth strategy, or impact the price of our common stock; changes in tax laws, which may materially adversely affect our business, prospects, financial condition, and operating results; our ability to use net operating loss carryforwards and other tax attributes; risks associated with construction, regulatory compliance, risks relating to changes in, and our compliance with, laws and regulations affecting our business, and other contingencies; violations of export control and/or economic sanctions laws and regulations; the adequacy of our insurance coverage; competition from traditional energy companies as well as solar and other renewable energy companies; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026, subsequent Quarterly Reports on Form 10-Q, and other documents that the Company files with the SEC in the future. These factors are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from the results implied by these forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter, without the impact of items or events that may obscure trends in our underlying financial performance. These non-GAAP financial measures should not be considered in isolation and should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is more representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in master lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds.

Adjusted Cash Flow from Operations:

We define Adjusted Cash Flow from Operations as cash from operations adjusted for the recurring proceeds from both our SEMTH master lease and sales of solar energy systems, as well as material non-recurring litigation settlements.

Core Operating Expenses:

We define Core Operating Expenses as the sum of our SG&A and our O&M expenses.

Portfolio Value Metrics

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of SRECs generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of June 30, 2026
Contracted Portfolio Value (1)	693
Renewal Portfolio Value (2)	74
Uncontracted Renewable Energy Credits (3)	35
Gross Portfolio Value (4)	$802

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,
(In thousands, except per share and share amounts)	2026	2025
Revenues	$30,347	$33,256
Operating expenses:
Cost of revenues - solar energy systems depreciation	7,252	7,291
Cost of revenues - operations and maintenance	2,509	2,168
Selling, general and administrative expenses	11,279	15,234
Gain on asset disposal, net	(468)	(325)
Total operating expenses	20,572	24,368
Income from operations	9,775	8,888
Other (income)/expense:
Interest income	(4,818)	(5,174)
Interest expense, net	12,867	12,820
Change in fair value of interest rate swaps	(1,899)	4,128
Other income/(expense), net	152	(19)
Net income (loss)	3,473	(2,867)
Less: Net income attributable to noncontrolling interests	154	99
Net income (loss) attributable to stockholders	$3,319	$(2,966)
Net income (loss) per share, basic	$0.19	$(0.16)
Net income (loss) per share, diluted	$0.16	$(0.16)
Net income (loss) attributable to stockholders per share, basic	$0.18	$(0.17)
Net income (loss) attributable to stockholders per share, diluted	0.15	(0.17)
Weighted-average shares outstanding, basic	18,620,006	17,917,611
Weighted-average shares outstanding, diluted	21,948,624	17,917,611

Spruce Power Holding Corporation
Calculation of Core Operating Expenses
For the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,
(In thousands)	2026	2025
Calculation of core operating expenses:
Cost of revenues - operations and maintenance	2,509	2,168
Selling, general and administrative expenses	11,279	15,234
Core operating expenses	$13,788	$17,402

Spruce Power Holding Corporation
Reconciliation of Adjusted Cash Flow from Operations
For the Three and Six Months Ended
June 30, 2026 and 2025

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Reconciliation of Adjusted Cash Flow from Operations
Net cash used in operating activities	$(3,228)	$(2,343)	$(5,925)	$(11,467)
Proceeds from investment related to SEMTH master lease agreement	5,545	5,937	9,437	10,464
Proceeds from sale of solar energy systems	1,454	1,203	2,896	2,560
Non-recurring legal settlement	1,000	4,750	1,000	4,750
Adjusted Cash Flow from Operations	$4,771	$9,547	$7,408	$6,307

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,
(In thousands)	2026	2025
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Operating EBITDA
Net income (loss) attributable to stockholders	$3,319	$(2,966)
Net income attributable to noncontrolling interests	154	99
Interest income	(4,818)	(5,174)
Interest expense, net	12,867	12,820
Depreciation and amortization	7,159	6,543
EBITDA	18,681	11,322
Net (income) loss from discontinued operations	(4)	14
Gain on asset disposal, net	(468)	(325)
Change in fair value of interest rate swaps	(1,899)	4,128
Meter upgrade campaign	—	109
Other one-time costs	263	515
Stock based compensation	926	822
Bad debt expense	161	764
Accretion expense	88	81
Adjusted EBITDA	17,748	17,430
Proceeds from investment in master lease agreement, net	5,744	5,243
Proceeds from buyouts / prepayments	2,503	1,316
Interest earned on cash investments	475	652
Operating EBITDA	$26,470	$24,641

Spruce Power Holding Corporation
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2026 and December 31, 2025

	As of
(In thousands, except share and per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$44,660	$54,842
Restricted cash	36,883	38,303
Accounts receivable, net of allowance of $0.5 million and $0.8 million as of June 30, 2026 and December 31, 2025, respectively	25,719	15,748
Interest rate swap assets, current	4,358	3,791
Prepaid expenses and other current assets	2,710	3,189
Total current assets	114,330	115,873
Investment related to SEMTH master lease agreement	131,779	132,843
Property and equipment, net	544,765	561,388
Interest rate swap assets, non-current	10,567	9,990
Intangible assets, net	7,269	7,830
Deferred rent assets	5,596	4,872
Right-of-use assets, net	3,820	4,208
Other assets	274	269
Total assets	$818,400	$837,273
Liabilities, stockholders’ equity and noncontrolling interests
Current liabilities
Accounts payable	$1,409	$1,916
Accrued expenses and other current liabilities	16,093	20,308
Non-recourse debt, current	269,617	$213,826
Deferred revenue, current	1,146	1,222
Lease liability, current	941	945
Interest rate swap liabilities, current	173	545
Total current liabilities	289,379	238,762
Non-recourse debt, non-current	392,958	462,942
Deferred revenue, non-current	4,503	3,831
Lease liability, non-current	3,718	4,181
Unfavorable solar renewable energy agreements, net	380	807
Interest rate swap liabilities, non-current	448	1,633
Other long-term liabilities	4,096	3,865
Total liabilities	695,482	716,021
Commitments and contingencies
Stockholders’ equity:

Common stock, $0.0001 par value; 350,000,000 shares authorized at June 30, 2026 and December 31, 2025; 21,120,498 and 19,249,671 shares issued and outstanding at June 30, 2026, respectively, and 20,041,252 and 18,170,425 issued and outstanding at December 31, 2025	2	2
Additional paid-in capital	482,502	481,327
Accumulated deficit	(354,010)	(354,404)
Treasury stock at cost, 1,870,827 shares and 1,870,827 at June 30, 2026 and 2025, respectively	(8,095)	(8,095)
Total stockholders’ equity	120,399	118,830
Noncontrolling interests	2,519	2,422
Total equity	122,918	121,252
Total liabilities, stockholders’ equity and noncontrolling interests	$818,400	$837,273

Spruce Power Holding Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)
For the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,
(In thousands)	2026	2025
Operating activities:
Net income (loss)	$3,473	$(2,871)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation, net	163	569
Bad debt expense	161	764
Amortization of deferred revenue	(97)	(59)
Depreciation and amortization expense	7,696	7,555
Amortization related to unfavorable solar renewable energy agreements for each period	(306)	(748)
Accretion expense	88	81
Change in fair value of interest rate swaps	(1,899)	4,128
Interest income related to SEMTH master lease agreement	(4,342)	(4,521)
Gain on disposal of assets	(468)	(325)
Change in operating right-of-use assets and lease liability	(59)	(17)
Amortization of debt discount and deferred financing costs	2,110	1,643
Changes in operating assets and liabilities:
Accounts receivable, net	(7,074)	(667)
Deferred rent assets	(633)	(254)
Prepaid expenses and other current assets	181	51
Other assets	—	(14)
Accounts payable	274	177
Accrued expenses and other current liabilities	(3,168)	(8,207)
Other long-term liabilities	57	—
Deferred revenue	615	382
Net cash used in operating activities	(3,228)	(2,333)
Investing activities:
Proceeds from sale of solar energy systems	1,454	1,203
Proceeds from investment related to SEMTH master lease agreement	5,545	5,937
Cash paid for acquisitions	—	(2,923)
Purchases of other property and equipment	—	(97)
Net cash provided by investing activities	6,999	4,120
Financing activities:
Proceeds from issuance of non-recourse debt	135	—
Repayments of non-recourse debt	(7,932)	(6,718)
Share repurchases	—	(1,010)
Capital distributions to noncontrolling interests	(56)	(61)

Net cash used in financing activities	(7,853)	(7,789)
Net change in cash and cash equivalents and restricted cash:	(4,082)	(6,002)
Cash and cash equivalents and restricted cash, beginning of period	85,625	96,469
Cash and cash equivalents and restricted cash, end of period	$81,543	$90,467
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,919	$14,432
Right-of-use asset obtained in exchange for lease liability	$—	$307

For More Information
Investor Contact: investors@sprucepower.com
Media Contact: publicrelations@sprucepower.com